Exhibit 99.1

3-305 Industrial Parkway South
Aurora, Ontario, Canada, L4G 6X7
Phone: (905) 841-2300
Fax: (905) 841-2244
Web: www.helixbiopharma.com
July 19, 2012
NEWS RELEASE

HELIX BIOPHARMA CORP. ANNOUNCES FILING OF FORM 15F TO TERMINATE SEC REPORTING OBLIGATIONS

(Aurora, Ontario) – Helix BioPharma Corp. (TSX, FSE: “HBP”), a biopharmaceutical company developing drug candidates for the prevention and treatment of cancer, today announced that it will file a Form 15F with the United States Securities and Exchange Commission (the “SEC”) with the intention of terminating registration of its common shares under Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and terminating its reporting obligations for all of its registered securities under Section 15(d) of the Exchange Act.

As previously announced, Helix has voluntarily delisted its common shares from the NYSE MKT. On June 9, 2012, Helix filed a Form 25 with the SEC to initiate the voluntary delisting, which became effective on July 19, 2012. On July 18, 2012, Helix filed a Post-Effective Amendment to its Registration Statement on Form F-10 with the SEC, removing from registration all unsold securities.

Upon making the Form 15F filing, Helix’s reporting obligations with the SEC, including its obligation to file reports on Form 20-F and furnish reports on Form 6-K, will immediately be suspended. Helix expects that its reporting obligations will be terminated effective 90 days after filing the Form 15F with the SEC. Helix is current with its reporting requirements under the Exchange Act.

Helix’s common shares will continue to trade on the Toronto Stock Exchange under the ticker symbol “HBP” and the company will continue to file the necessary reports with Canadian Securities Administrators at www.sedar.com, in addition to publishing financial and other material information on the company’s website at www.helixbiopharma.com.

About Helix BioPharma Corp.
Helix BioPharma Corp. is a biopharmaceutical company specializing in the field of cancer therapy. The company is actively developing innovative products for the prevention and treatment of cancer based on its proprietary technologies. Helix’s product development initiatives include its novel L-DOS47 new drug candidate and its Topical Interferon Alpha- 2b. Helix is currently listed on the TSX and FSE under the symbol “HBP”.

Investor Relations:
Helix BioPharma Corp.
Tel: 905 841-2300
Email: ir@helixbiopharma.com

Forward-Looking Statements and Risks and Uncertainties
This news release contains certain forward-looking statements and information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities laws, including, without limitation, forward-looking statements regarding Helix’s intention to terminate its SEC reporting obligations. Forward-looking statements, which may be identified by words including, without limitation, “will” and “expects” and other similar expressions, are intended to provide information about management’s current plans and expectations regarding future operations.

Although Helix believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties that may cause actual results or events to differ materially from those anticipated and no assurance can be given that these expectations will be realized, and undue reliance should not be placed on such statements. Risk factors that could cause actual results or events to differ materially from the forward-looking statements include, without limitation, the risk that the termination of reporting obligations may not occur on the timeline anticipated by Helix. Certain of these risks and uncertainties, and others affecting the company, are more fully described in Helix’s Annual Report on Form 20-F, including under the headings “Forward-Looking Statements” and “3.D Risk Factors”, filed with the SEC at www.sec.gov and with the Canadian Securities Administrators at www.sedar.com (together, the “Helix Risk Factors”). Certain material factors or assumptions are applied in making the forward-looking statements, including, without limitation, that the Helix Risk Factors will not cause Helix’s actual results or events to differ materially from the forward-looking statements.

Forward-looking statements and information are based on the beliefs, assumptions and expectations of Helix’s management on the date of this news release, and Helix does not assume any obligation to update any forward-looking statement or information should those beliefs, assumptions or expectations, or other circumstances change, except as required by law.

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